                                                                       EXHIBIT 9

                      PREFERRED STOCK CONVERSION AGREEMENT

         This Preferred Stock Conversion Agreement (this "Agreement") is made as of August 29, 2003 by and among Encore Capital Group, Inc., a Delaware corporation (the "Company"), and the Purchasers identified in the signature pages attached hereto (each, a "Purchaser" and, collectively, the "Purchasers").

                                    RECITALS

         A. The Purchasers own shares (the "Preferred Shares") of Series A Senior Cumulative Participating Convertible Preferred Stock.

         B. The Company is pursuing a public offering of its common stock (the "Offering").

         C. The underwriters have informed the Company that the Preferred Shares will need to be converted to shares of common stock (the "Common Shares") in conjunction with the Offering.

         D. The Purchasers have agreed to exercise their rights to convert the Preferred Shares into Common Shares to ensure a successful Offering.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                                   ARTICLE I.

                          PURCHASE, ESCROW AND CLOSINGS

         1.1 Conversion of Preferred Stock. Effective as of the closing of the Offering, the Purchasers agree to convert all of their Preferred Stock into the Common Shares in accordance with the terms of the Preferred Stock, which entitles the Purchasers to receive ten (10) Common Shares in exchange for each share of Preferred Stock so converted.

         1.2 Escrow.

                  (a) The parties shall designate an escrow agent (the "Escrow Agent") and establish an escrow account (the "Escrow Account") pursuant to an escrow agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement").

                  (b) Within six (6) business days of the last signature hereto, each Purchaser will deliver to the Escrow Agent to be held in accordance with the Escrow Agreement:

                           (i)      each Purchaser's certificates for Preferred
Stock; and

                           (ii)     any other documents required to be duly and
validly executed and delivered by the Purchasers pursuant to the Escrow
Agreement.

                  (c) Prior to the Closing, the Company will:

                           (i)      deposit into the Escrow Account the accrued
and unpaid dividends with respect to the Preferred Stock through the Closing date;

                           (ii)     deliver to the Escrow Agent the certificates
for the Common Shares; and

                           (iii)    deliver to the Escrow Agent all documents
required to be duly and validly executed and delivered by the Company pursuant to the Escrow Agreement.

         1.3 Closing. Upon satisfaction of the conditions set forth in Section 1.4, the Closing of the conversion of the Preferred Shares shall occur at the offices of the Company. At the Closing, the Escrow Agent shall deliver or cause to be delivered the following in accordance with the escrow instructions contained in the Escrow Agreement:

                  (a) to each of the Purchasers, certificates evidencing the Common Shares (excluding the shares to be included in the Offering) duly endorsed in blank (or alternatively, at each Purchaser's election, if feasible, evidence of transfer may be effected through the facilities of the Depository Trust Company or other means acceptable to the Company), which certificate will have an appropriate restrictive legend.

                  (b) to the Company, the certificates for the Preferred Shares, for cancellation.

         1.4 Closing Conditions. The Closing of the conversion of Preferred Shares and issuance of the Common Shares is subject to:

                  (a) Closing of the Offering.

                  (b) All documents, certificates and instruments required to be duly and validly executed and delivered by the all of the holders of the Preferred Shares pursuant to the Escrow Agreement and all amounts required to be deposited by the Company with the Escrow Agent shall have been deposited with and received by the Escrow Agent.

                  (c) All representations and warranties of the parties contained herein shall remain true and correct in all material respects as of the Closing Date.

                  (d) As of the Closing Date, there shall have been no Material Adverse Effect (as defined in Section 2.1(c)) with respect to the Company since the date hereof.

                  (e) From the date hereof to the Closing Date, trading in the Company's common stock shall not have been suspended or limited, minimum prices shall not have been established on the Nasdaq National Market, nor shall a banking moratorium have been declared either by the United States or applicable state authorities.

         1.5 Termination. If the Closing of the Offering has not occurred by November 30, 2003 or if the Offering is sooner terminated, this Agreement will be terminated and have no further force and effect. In that event, the return of all deposits, documents, certificates and other instruments shall be governed by the terms of the Escrow Agreement.

                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties as of the date hereof , and as of the Closing Date, to each of the Purchasers (and any permitted assignees):

                  (a) Organization. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

                  (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the "Enforceability Exceptions").

                  (c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses
(ii) and (iii), such as would not have or reasonably be expected to result in a material adverse effect on (x) the condition, financial or otherwise, earnings, business, operations or prospects of the Company taken as a whole, (y) the legality, validity or enforceability of this Agreement, or (z) adversely impair the Company's ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (x), (y) or (z), a "Material Adverse Effect").

                  (d) No Consents. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the consummation by the Company of the transactions on its part contemplated by this Agreement, except such as may be required under the Securities Act of 1933 or the rules and regulations promulgated thereunder (the "Securities Act"), state securities or blue sky laws, and the by-laws and rules of the Nasdaq National Market, all of which shall be timely made or obtained.

                  (e) SEC Reports. The Company has filed all reports required to be filed by it under the Securities Exchange Act 1934, including pursuant to
Section 13(a) or 15(d) thereof, and the rules and regulations thereunder (the "Exchange Act") for the two years preceding the date hereof (the foregoing materials and any materials incorporated therein by reference being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) Financial Statements. The financial statements filed with the Commission as a part of the SEC Reports present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified therein, subject, in the case of interim financial statements, to the normal year-end adjustments which are not expected to be material in amount. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and in effect as of the date of the applicable financial statements and supporting schedules, as applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and comply in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

                  (g) Listing. As of or immediately following the Closing, the Common Shares will be listed on the Nasdaq National Market.

         2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby severally and not jointly makes the following representations and warranties to the Company as of the date hereof, and as of the Closing Date:

                  (a) Organization. If an entity, such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder.

                  (b) Authorization; Enforcement. Such Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed by such Purchaser, and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except for the Enforceability Exceptions.

                  (c) Investment Intent. Such Purchaser understands that the Common Shares will be "restricted securities" and have not been registered under the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Common Shares as principal for its own account for investment purposes only and not with a view to the distribution thereof, except pursuant to a valid and effective registration statement.

                  (d) Purchaser Status. The Purchaser is an Accredited Investor or a Qualified Institutional Buyer, as defined under the Securities Act.

                  (e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Common Shares and is able to afford a complete loss of such investment.

                                  ARTICLE III.
                         OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions.

                  (a) The Common Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Common Shares other than pursuant to an effective registration statement, to the Company, to an affiliate (as defined under the federal securities laws) of a Purchaser or in connection with a pledge as contemplated in Section 3.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Common Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

                  (b)(i) The Purchasers understand that so long as is required by this Section 3.1(b), a legend shall be placed on the Common Shares in the following form:

                  These securities have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to any available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the Company. These securities may be pledged in connection with a bona fide margin account with a registered broker-dealer or other loan with a financial institution that is an accredited investor or qualified institutional buyer as defined under the Securities Act.

                  (ii) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Common Shares to a financial institution that is an Accredited Investor or Qualified Institutional Buyer as defined under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Common Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Common Shares may reasonably request in connection with a pledge or transfer of the Common Shares.

                  (c) Certificates evidencing the Common Shares shall not contain any legend (including the legend set forth in Section 3.1(b)), (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, unless otherwise required by applicable law or (iii) if such Common Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act. In such event, the Company shall cause its counsel to issue a legal opinion to the Company's transfer agent to the extent necessary to effect the removal of the legend hereunder. The Company agrees that at such time as the legend is no longer required under this Section 3.1(c), it will, no later than 3 trading days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing shares of Company Common Stock issued with a restrictive legend (and such documents as the Company may reasonably request to permit a sale pursuant to Rule 144, if applicable), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive legends.

                                   ARTICLE IV.
                                  MISCELLANEOUS

         4.1 Fees and Expenses. The Company shall pay the fees and expenses of the Company's advisers, counsel, accountants and other experts, if any, the Purchaser's counsel, and all other expenses incurred by the Company, incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

         4.2 Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 3:30 p.m. (California time) on a trading day, (b) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a trading day or later than 3:30 p.m. (California time) on any trading day, (c) the trading day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

         4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and a majority in interest of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         4.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of Delaware, without regard to the principles of conflicts of law thereof.

         4.6 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.

         4.7 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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         IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Conversion Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                               ENCORE CAPITAL GROUP, INC.

                                               By: /s/ Carl C. Gregory, III
                                                   ------------------------
                                               Name:   Carl C. Gregory, III
                                               Title:  President and CEO



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE OF PURCHASERS FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Conversion Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                [PURCHASER]

                By: /s/ Robert Michael Whyte
                    ------------------------
                  Name: Robert Michael Whyte
                  Title:

                * Number of Preferred Shares to
                be converted: 100,000

                Address for Notice:
                         Audant Investments
                         Attn: Neville Katz
                         Level 4, 111 Harrington Street
                         Sydney, NSW 2000
                Telephone No.: (011) 61 2 9247 1500
                Facsimile No.: (011) 61 2 9247 1453

With copies to: Debevoise & Plimpton
                919 Third Avenue
                New York, New York 10022
                Facsimile No.: (212) 909-6836
                Attn: Steve Ostner

*        Must be all your shares.